Exhibit 3.62(a)

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THE SEAL OF THE SECRETARY OF STATE OF OHIO

Prescribed by:

Ohio Secretary of State

Central Ohio: (614) 466-3910

Toll Free: 1-877-SOS-FILE (1-877-767-3453)

Expedite this Form: (Select One)

ILLEGIBLE to one of the following:

☐ Yes PO Box 1390

Columbus, OH 43216

*** Requires an additional fee of $100 ***

☑ No PO BOX 670

Columbus, OH 43216

www.sos.state.oh.us

e-mail: busserv@sos.state.oh.us

INITIAL ARTICLES OF INCORPORATION

(For Domestic Profit or Nonprofit)

Filing Fee $125.00

THE UNDERSIGNED HEREBY STATES THE FOLLOWING;

(CHECK ONLY ONE (1) BOX)

(1) ☒ Articles of Incorporation Profit (2) ☐ Articles of Incorporation Nonprofit (3) ☐ Articles of Incorporation Professional

(170-ARP)

(113-ARF) (114-ARN) Profession

ORC 1701 ORC 1702 ORC 1785 2009 DEC - 8 AM 10:38

Complete the general information in this section for the box checked above.

FIRST: Name of Corporation USP Cincinnati, Inc.

SECOND: Location Cincinnati Hamilton

(City) (County)

Effective Date (Optional) (mm/dd/yyyy)

Date specified can be no more than 90 days after date of filing. If a date is specified, the date must be a date on or after the date of filing.

☐ Check here if additional provisions are attached

Complete the information in this section if box (2) or (3) is checked. Completing this section is optional if box (1) is checked.

THIRD: Purpose for which corporation is formed

Management Company of Ambulatory Surgery Center

Complete the information in this section if box (1) or (3) is checked.

FOURTH: The number of shares which the corporation is authorized to have outstanding (Please state if shares are common or preferred and their par value if any) 1,000 Common $1.00

(No. of Shares) (Type) (Par Value)

Refer to instructions if needed)

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Completing the information in this section is optional

FIFTH: The following are the names and addresses of the individuals who are to serve as initial Directors.

William H. Wilcox

(Name)

15305 Dallas Pkwy, Suite 1600

(Street) NOTE: P.O. Box Addresses are NOT acceptable.

Addison Texas 75001

(City) (State) (Zip Code)

(Name)

(Street) NOTE: P.O. Box Addresses are NOT acceptable.

(City) (State) (Zip Code)

(Name)

(Street) NOTE: P.O. Box Addresses are NOT acceptable.

(City) (State) (Zip Code)

REQUIRED Must be authenticated (signed) by an authorized representative

(See Instructions)

Authorized Representative

12-7-09

Date

Jenetha Moran (print name)

Authorized Representative Date

(print name)

Authorized Representative Date

(print name)

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Complete the information in this section if box (1) (2) or (3) is checked.

ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being at least a majority of the incorporation of USP Cincinnati, Inc. hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is

C T Corporation System

(Name)

1300 East 9th Street

(Street) NOTE: P.O. Box Addresses are NOT acceptable.

(City) Cleveland, Ohio 44114

(Zip Code)

Must be authenticated by an authorized representative

Authorized Representative

12/7/09

Date

Authorized Representative Date

Authorized Representative Date

ACCEPTANCE OF APPOINTMENT

The Undersigned, CT Corporation System, named herein as the

Statutory agent for, USP Cincinnati, Inc.

, hereby acknowledges and accepts the appointment of statutory agent for said entity.

Signature:

(Statutory Agent)

Michael E. Assistant Secretary

OH001 4/09/07 C T System Online Page 3 of 3 Last Revised: May 2002

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